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AMERICAN GENERAL LIFE INSURANCE COMPANY
ASSIGNMENT AND TRANSFER REQUEST


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Current Trustee/Custodian:                              Telephone Number:

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Company's Address:                     City:          State:          Zip

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Owner(s):                                               Owner's SSN:

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Annuitant's Name (If different from Owner)            Contract/Account No:

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Type of Transfer: (Choose only one)

[_]  1035 Non-Taxable Exchange              [_]  Non-Qualified Transfer
                                                 (Transfer of funds from
[_]  Other:                                      non-qualified mutual funds,
            ---------------------                CDs, savings accounts, etc.
                                                 to a non-qualified Annuity
                                                 Contract)

[_]  Qualified Rollover                     [_]  Qualified Direct Transfer
     (Irrevocable Direct Rollover                (Direct Transfer from current
     of Tax Sheltered Annuities                  IRA trustee or custodian
     and Qualified Retirement                    company  to new IRA
     Plans to an IRA) (Forward                   trustee or custodian)
     proceeds to American General
     within 60 days to maintain
     tax status)

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                           REQUEST FOR 1035 EXCHANGE

I hereby absolutely assign and transfer to American General Life Insurance Company all of my rights, title, and interest of every nature in and to the above referenced contract/policy including, but not limited to surrender, assign, transfer, or change beneficiary.

 . Section 1035 of the Internal Revenue Code permits certain nontaxable exchanges of insurance policies and annuity contracts. It is my intention that this transfer qualify as a Section 1035 exchange and that no portion of this exchange be actually or constructively received by me. American General Life Insurance Company makes no representation concerning my tax treatment for this transaction and has neither responsibility nor liability for my tax treatment.

 . I understand the exact amount of the proceeds may vary depending upon the date of transfer and I agree to execute any additional documents required to complete the transfer.

 . I understand that the exchange is not complete if the company issuing the contract is unable or unwilling to pay the value of the above referenced contract(s) to American General Life Insurance Company.

 . I understand that as of the date of surrender of the contract by the company, the surrendered contract no longer provides any coverage and the new contract is not in effect until American General Life approves the new contract and receives the funds.

 . I represent and warrant that no person, firm, or corporation has a legal or equitable interest in the contract/policy except the undersigned, and that no proceedings of either legal or equitable nature have been instituted or are pending against the undersigned.

The policy/contract is:
     [_]  ENCLOSED Policy/Contract is attached
     [_] LOST OR DESTROYED (I certify that the policy/contract is lost or destroyed. In addition, I certify that the policy/contract has not been assigned or pledged as collateral.)


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Owner's Signature(s)                           Date

American General Life Insurance Company, owner of the above referenced policy, does hereby request immediate surrender of the above referenced policy or contract.
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          REQUEST FOR NON-QUALIFIED TRANSFER, QUALIFIED ROLLOVER OR
                           QUALIFIED DIRECT TRANSFER

This serves as authorization to liquidate and forward:

[_] All     [_] Partial     $                      or                   %
                             ---------------------    ------------------
of my account balance as listed above to the annuity I have established through American General LIfe Insurance Company.

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FOR CD TRANSFERS: I am aware that if I request a liquidation of a CD prior to the maturity date, I may be subject to surrender or withdrawal penalties. I direct and authorize the above liquidation and transfer of the net liquidation proceeds:

[_] Upon receipt of this request    [_] On the maturity date of
                                                                ----------------

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Owner's Signature(s)                           Date
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                             LETTER OF ACCEPTANCE

The above named individual has established a Qualified or Non-Qualified Annuity with American General Life Insurance Company. We will accept the transfer of cash assets currently held in your plan for placement into the Qualified or Non-Qualified Annuity established with American General Life Insurance Company.

For a Section 1035(a) exchange, please provide us with the pre and post TEFRA cost basis.

By:
   ---------------------------------------------   -----------------------------
   Authorized Representative of American General   Date
   Life Insurance Company

Checks should be made payable to:  American General Life Insurance Company

              FBO (For the benefit of)
                                      ------------------------------------------
                                            Print Name of Contract Owner(s)

      Mail to:  Annuity Administration-VADOC
                P.O. Box 1401
                Houston, TX 77251-1401
                (800) 247-6584 . (713) 831-3701 Fax
                Hearing Impaired (888) 436-5257

                            or
                        overnight

                Annuity Administration A11-01-VADOC
                2929 Allen Parkway
                Houston, TX 77019
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L6742 Rev 0401 (replaces forms L8714 & L8190)
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